UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2013 (December 12, 2013)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On December 12, 2013, Learning Tree International, Inc. (the “Company”) issued a press release setting forth its results of operations for its fourth quarter and full fiscal year 2013, which ended September 27, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On December 13, 2013, Curtis A. Hessler, a director of the Company, notified the Company that he was resigning from the Company’s Board of Directors (the “Board”), effective at the close of business on December 13, 2013.  Mr. Hessler’s decision to resign was due to personal reasons to devote more time to current business opportunities and did not involve any disagreement with the Company.  Mr. Hessler had been a member of the Board since 2003 and at the time of his resignation, served on the Audit Committee. Mr. Hessler’s term as a Class I Director was to expire at the 2014 Annual Meeting.

(d) Election of Director

The Board elected Richard A. Spires as a Class I Director to fill the vacancy of Mr. Hessler, effective as of December 13, 2013. Mr. Spires will stand for re-election at the Company’s 2014 annual meeting of shareholders (the “2014 Annual Meeting”) along with the other Class I Directors. Mr. Spires will be compensated for his service on the Board as a non-employee director.  The Board also appointed Mr. Spires to serve on the Board’s Audit Committee and the Operations Committee. There is no arrangement or understanding between Mr. Spires and any other person pursuant to which Mr. Spires has been selected as a director. Mr. Spires has not engaged in any transaction exceeding $120,000 with the Company and does not have a family relationship with any director or executive officer of the Company.

Mr. Spires is the Chief Executive Officer of Resilient Network Systems, Incorporated. Previously, he served as Chief Information Officer at the United States Department of Homeland Security from August 2009 through May 2013. He has also served in multiple positions, including Deputy Commissioner for Operations, at the Internal Revenue Service from 2004 through 2008. Mr. Spires has an engineering background holding bachelor degrees from the University of Cincinnati and a masters of science in engineering from the George Washington University.

Item 8.01 Other Events.

The Company announced today that it will hold the 2014 Annual Meeting on March 13, 2014, details of the time and location will be provided in the Company’s proxy statement for the 2014 Annual Meeting.  The record date for the 2014 Annual Meeting is January 21, 2014. Since the date of the 2014 Annual Meeting will be more than 30 days from the date of the Company’s 2013 annual meeting of shareholders, the deadline for shareholder proposals for inclusion in the Company’s proxy materials has been extended.  Proposals by eligible shareholders that are intended to be presented at the 2014 Annual Meeting, whether or not intended to be included in the Company’s proxy materials, must be received by the Company no later than December 28, 2013.

 Item 9.01 Other Events.

(d) Exhibits.

Exhibit 99.1     Press release dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2013	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President